EXHIBIT 10.17

ADDENDUM TO EMPLOYMENT AGREEMENT DATED 1st May, 2002 by and between Options Talent, Inc., 1701 Park Center Drive, Orlando, FL 32835, a Delaware Corporation (“Employer”) and ANTHONY RUBEN (“Employee”).

1.

Severance and Change of Control Provisions.  Upon the occurrence of a Triggering Event (as hereinafter defined) Clause 4 (f) of the EMPLOYMENT AGREEMENT shall be treated as deleted in its entirety and replaced by this Clause, Employee shall be entitled to the immediate receipt of Severance Benefits (as hereinafter defined) from Employer in accordance with the terms hereinafter set forth and in substitution of those :

(a)

Triggering Event.  The occurrence of any of the following events shall be defined as a “Triggering Event” for purposes hereof:

 i.

The involuntary termination of Employee’s employment other than for Cause (as hereinafter defined), at any time prior to the expiration of the Service Period;

ii.

The voluntary resignation of Employee for any reason whatsoever within ninety (90) days following a Change of Control; or

iii.

The voluntary resignation of Employee for “good reason”, which for purposes hereof is defined as follows;  (i) a material demotion, (ii) a reduction in salary, unless such reduction is part of a company wide adjustment of salaries, (iii) the relocation of the principal office of Employer or the relocation of Employee, outside of the greater Orlando, Florida area, (iv) the assignment to Employee of any duties that materially affect the Employee’s ability to perform its obligations in respect with Employee’s position  as contemplated by Section 3 above (v) any material breach by Employer of any of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employee.

(b)

Change of Control.  For purposes of this agreement, the term “Change of Control” shall mean the occurrence of any of the following events:

  i.

Fifty percent (50%) or more of Holding Company’s voting stock shall be acquired by any person, entity or affiliated group;

ii.

Fifty percent (50%) or more of Employer’s voting stock shall be acquired by any person, entity or affiliated group

iii.

A change to the majority control of Holding Company’s board of directors that is part of a transaction involving the transfer of 30% or more of the Holding Company’s voting stock to an unrelated third Party;

iv.

Any merger, consolidation or business combination, pursuant to which Holding Company is not the surviving corporation or fifty percent (50%) or more of Holding Company’s voting stock shall be owned or controlled by any new unrelated person or entity;

 v.

A liquidation or dissolution of Employer; or

vi.

The sale of all or substantially all of Employer’s business or assets to an unrelated person or entity.

(c)

Severance Payments and Benefits.  For purposes of this Agreement, the term “Severance Benefits” shall mean;

(1)

Employee  shall  receive a lump sum  payment  equal  to:  two (2) multiplied by the sum of the Employee's  highest Base salary plus the highest bonus in incentive  payments  received by Employee in respect of any year  within the three (3) year  period  preceding  the Triggering  Event (or the  annualized sum of Employee's  Base  Salary plus the maximum amount of bonuses and  incentives  which Employee  could have been  entitled  during the year in which the Triggering Event occurred);

(2)

All stock options, warrants and other stock appreciation rights shall immediately vest, and any conditions applicable to contingently issuable options, warrants or other stock appreciation rights shall be waived by Employer;

(3)

All benefits applicable to Employee as described in Sections 4(a), (b), (c) and (d) of the Agreement shall continue for a period of one (1) year following the Triggering Event or through the expiration of the Service Period (as if the Triggering Event had not occurred), whichever is later;

(4)

Severance Benefits will not be subject to mitigation in any respect; and

(5)

The non-competition and non-solicitation periods described in Section 10 of the Agreement shall be reduced from eighteen (18) months to twelve (12) months.

IN WITNESS WHEREOF, the parties have executed this Addendum as of June 17, 2002:

EMPLOYER:

/s/ Mark Tolner

A Delaware corporation

By: Mark Tolner

 Its: President

EMPLOYEE:

/s/ Anthony Ruben

Anthony Ruben